EXHIBIT 21

                          TELESCAN, INC. & SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

         Knowledge Express Data Systems, L.C., a Texas limited liability company 3000 Valley Forge Circle, Suite 3800
         King of Prussia, Pennsylvania  19406

         INVESTools, Inc., a California corporation
         3705 Haven Avenue
         Menlo Park, CA 94025